UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

June 1, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On June 1, 2026, the Board of Directors (the “Board”) of New Era Energy & Digital, Inc. (the “Company”) appointed Darin Rovell to serve as Chief Accounting Officer of the Company, effective June 22, 2026.

Mr. Rovell, age 38, previously served as Senior Director, Consolidations and Reporting at HF Sinclair Corporation (NYSE: DINO) from May 2023 to June 2026, and held various roles at At Home Group Inc. from May 2016 to May 2023, including most recently as Senior Director of Investor Relations. Mr. Rovell also formerly held positions at Riveron Consulting LLC, Ernst & Young LLP, and BKD LLP (now Forvis Mazars LLP). Mr. Rovell is a Certified Public Accountant. Mr. Rovell holds a Bachelor of Science in Accounting from the University of Texas at Dallas and a Master of Business Administration from the University of Chicago Booth School of Business.

There are no arrangements or understandings between Mr. Rovell and any other person pursuant to which Mr. Rovell was selected to serve as the Company’s Chief Accounting Officer. Mr. Rovell does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Rovell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Rovell Employment Agreement

In connection with Mr. Rovell’s appointment as Chief Accounting Officer, the Company and Mr. Rovell entered into an employment agreement (the “Rovell Employment Agreement”), effective June 22, 2026. Under the Rovell Employment Agreement, Mr. Rovell’s annual base salary is $350,000, subject to adjustment by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Rovell will have an annual target bonus opportunity of up to 40% of his annual base salary based on the achievement of specified performance goals set by the Compensation Committee, which will be paid on a pro-rated basis for Mr. Rovell’s employment in 2026. Mr. Rovell will be eligible for an additional signing bonus of $30,000, contingent on his continued employment in good standing through the first regularly scheduled payroll date following the start of his employment. The signing bonus is subject to repayment on a pro rata basis if Mr. Rovell’s employment is terminated for any reason within 12 months. Mr. Rovell will be entitled to participate, on the same basis as other executives of the Company, in those employee benefit programs for which substantially all of the executive officers of the Company are from time to time generally eligible, as determined by the Board. Mr. Rovell may be eligible to receive grants of equity, equity-based or similar compensation awards pursuant to the Company’s then-current equity incentive plan or as otherwise approved by the Compensation Committee.

In the event of a termination by the Company without Cause or a termination by Mr. Rovell for Good Reason at any time before a Change in Control (as such terms are defined in the Rovell Employment Agreement), the Company will pay to Mr. Rovell: (i) severance compensation in an amount equal to 100% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Rovell Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 12 months of coverage under the Company’s benefit plans.

In the event of a termination by the Company without Cause or a termination by Mr. Rovell for Good Reason on or within 12 months following a Change in Control, the Company will pay to Mr. Rovell: (i) severance compensation in an amount equal to 150% of his annual base salary, (ii) any unpaid annual target bonus earned for the prior year, (iii) a pro-rated portion of the annual target bonus for the year in which the Rovell Employment Agreement is terminated, and (iv) a lump sum payment equal to the total cost of premium payments for 18 months of coverage under the Company’s benefit plans.

Severance payments described above are contingent upon the execution of a release of claims against the Company.

The Rovell Employment Agreement also contains certain restrictive covenants, including non-competition, confidentiality and non-disparagement covenants, a covenant not to solicit clients for a period of 18-months following the termination of his employment and not to solicit employees for a period of 24 months following the termination of his employment.

Rovell RSU Award Agreement

Mr. Rovell will be granted an award of restricted stock units (“RSUs”) covering a total of 325,000 shares of the Company’s common stock which shall vest each month over a four-year period beginning on June 22, 2026, subject to Mr. Rovell’s continued employment with the Company through each vesting date, and in accordance with the terms set forth in the form of Restricted Stock Unit Award Agreement, by and between the Company and Mr. Rovell (the “Rovell RSU Agreement”), and the terms of the New Era Helium Corp. 2024 Equity Incentive Plan, as amended (the “Plan”). In the event that Mr. Rovell’s termination of employment with the Company occurs due to a death, disability, a termination by the Company without Cause, or by Mr. Rovell for Good Reason (as such terms are defined within the Rovell RSU Agreement), or there is a Change in Control of the Company (as defined within the Plan), the RSUs will vest in full.

The foregoing descriptions of the Rovell Employment Agreement and Rovell RSU Agreement do not purport to be complete and are qualified in their entirety by reference to the Rovell Employment Agreement and Rovell RSU Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT	DESCRIPTION
10.1	Employment Agreement, dated June 1, 2026, by and between the Company and Darin Rovell.
10.2	Form of Restricted Stock Unit Award Agreement, by and between the Company and Darin Rovell.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.
Date: June 3, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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